Exhibit 99.1
Peerless Mfg. Co. Reports Second Quarter Fiscal Year 2007 Financial Results
Dallas, Texas February 12, 2007 — Peerless Mfg. Co. (the “Company”), (Nasdaq: PMFG), today reported its financial results for the second quarter of fiscal year 2007 ended December 31, 2006. Revenues for the second quarter were $14.1 million, an increase of $2.6 million, or 22.6%, compared to revenues of $11.5 million for the three months ended December 31, 2005. The Company recorded net earnings of $457,000 or $0.14 per diluted share for the second quarter, compared to a net loss of ($825,000) or ($0.27) per diluted share for the three months ended December 31, 2005.
Separation / Filtration Systems segment revenues for the second quarter were $11.5 million, an increase of $3.6 million, or 46.0%, compared to revenues of $7.9 million for the three months ended December 31, 2005. The Separation / Filtration Systems segment operating income was $2.0 million, an increase of $1.6 million, compared to an operating income of $489,000 for the three months ended December 31, 2005.
Environmental Systems segment revenues for the second quarter were $2.6 million, a decrease of $1.1 million, or 29.7%, compared to revenues of $3.6 million for the three months ended December 31, 2005. The Environmental Systems segment operating loss was ($138,000) for the quarter, a decrease of $410,000, compared to an operating income of $272,000 for the three months ended December 31, 2005.
Revenues for the six months ended December 31, 2006 were $28.7 million, an increase of $5.5 million, or 23.7%, compared to revenues of $23.2 million for the six months ended December 31, 2005. Net earnings were $908,000, or $0.28 per diluted share for the six months ended December 31, 2006, compared to a net loss of ($1.5 million) or ($0.50) per diluted share for the same period last year.
Separation / Filtration Systems segment revenues for the six months ended December 31, 2006 were $21.6 million, an increase of $5.3 million, or 32.5%, compared to revenues of $16.3 million for the same period last year. The Separation / Filtration Systems segment operating income was $3.0 million, an increase of $2.2 million, compared to an operating income of $755,000 for the same period last year.
Environmental Systems segment revenues for the six months ended December 31, 2006 were $7.2 million, an increase of $269,000, or 3.9%, compared to revenues of $6.9 million for the six months ended December 31, 2005. The Environmental Systems segment operating income was $794,000 for the six months ended December 31, 2006, an increase of $803,000, compared to an operating loss of $9,000 for the same period last year.
At December 31, 2006, the Company reported net assets of $28.1 million, working capital of $25.2 million and a current ratio of 2.3 to 1.0.

Mr. Peter J. Burlage, Chief Executive Officer of the Company, stated, “We are very pleased with our successful turnaround in net earnings this year which is attributable to our growth in revenues that have higher gross profit margins as well as containment of overhead expenses. Our Separation / Filtration segment has reported an excellent second quarter and six months with significant gains in both revenue and operating income. The Environmental Systems segment reported an increase in revenues and operating income year-to-date but reported a decline in the second quarter compared to last year. This segment continues to see substantial activity in the marketplace with sizable projects that have longer lead times. Based on our business activity in this segment, we believe the second half of this fiscal year will show continued improvement.”
Commenting on the Company’s backlog and financial condition, Mr. Burlage said, “The backlog of $37 million at December 31, 2006, unchanged from this time last year, reflects the lower order entry dollar amounts from the Environmental Systems segment this year. A majority of the backlog is scheduled to ship this fiscal year. The Company’s financial position, liquidity and capital resources at December 31, 2006 are sufficient to meet the Company’s needs.”
About Peerless Mfg. Co.
Peerless Mfg. Co. is engaged in the business of designing, engineering, manufacturing and selling highly specialized products used for the abatement of air pollution and products for the separation and filtration of contaminants from gases and liquids. The Company headquartered in Dallas, Texas, markets its products worldwide.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company include, but are not limited to: the growth rate of the Company’s revenue and market share, the consummation of new, and the non-termination of, existing contracts; the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment; the quality of the Company’s plans and strategies; and the Company’s ability to execute such plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Henry G. Schopfer, Chief Financial Officer
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Phone: (214) 357-6181
Fax: (214) 351-0194

Peerless Mfg. Co.
Condensed Financial Information
(In thousands, except share and per share amounts)

	Three months ended		Six months ended
Operating Results	Dec 31,		Dec 31,
	2006	2005	2006	2005
Continuing Operations
Revenues	$14,091	$11,534	$28,729	$23,176
Cost of goods sold	9,587	8,388	19,830	17,677

Gross profit	4,504	3,146	8,899	5,499
Operating expenses	3,974	4,472	7,717	7,978

Operating income (loss)	530	(1,326)	1,182	(2,479)
Other income (expense)	174	126	217	239
Income tax benefit (expense)	(247)	408	(491)	759

Net earnings (loss) from continuing operations	457	(792)	908	(1,481)
Loss from discontinued operations, net of tax	—	(33)	—	(33)

Net earnings (loss)	$457	$(825)	$908	$(1,514)

Earnings (Loss) per Share
Basic — continuing operations	$0.14	$(0.26)	$0.29	$(0.49)
Basic — discontinued operations	—	(0.01)	—	(0.01)

	$0.14	$(0.27)	$0.29	$(0.50)

Diluted — continuing operations	$0.14	$(0.26)	$0.28	$(0.49)
Diluted — discontinued operations	—	(0.01)	—	(0.01)

	$0.14	$(0.27)	$0.28	$(0.50)

Weighted Average Shares Outstanding
Basic	3,170	3,045	3,149	3,041
Diluted	3,202	3,045	3,196	3,041

	Dec 31,	June 30,
Condensed Balance Sheet Information	2006	2006
Current assets	$43,507	$45,172
Total Assets	$46,320	$48,159
Current Liabilities	$18,265	$22,242
Shareholders’ equity	$28,055	$25,917